UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 25, 2006

Date of Report

(Date of earliest event reported)

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

(exact name of registrant as specified in charter)

Virginia	001-32709	54-0283385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-29(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Genworth Life and Annuity Insurance Company (the “Company”) and First Colony Life Insurance Company (“First Colony”) are indirect wholly-owned subsidiaries of Genworth Financial, Inc. The Company is a sponsor of a funding agreement backed medium-term notes program which has been filed with the Securities and Exchange Commission (SEC File No. 333-128718), pursuant to which notes may be offered under a prospectus supplement for secured medium-term notes (the “Institutional Notes Program”). To support the issuance of notes under the Institutional Notes Program, the Company will issue one or more funding agreements.

On December 1, 2005, the Company and First Colony entered into a reinsurance agreement (the “Reinsurance Agreement”), which provided for the Company to cede to First Colony on an indemnity coinsurance, funds withheld basis ninety percent (the “quota share”) of its liabilities under the funding agreements issued in connection with the Institutional Notes Program. The aggregate amount of liabilities that the Company may cede under the Reinsurance Agreement shall not exceed $2,000,000,000 (the “Maximum Program Size”); provided, that First Colony may increase the Maximum Program Size to $3,000,000,000 by providing thirty days prior written notice to the Company.

On September 25, 2006, First Colony notified the Company of its intention to increase the Maximum Program Size from $2,000,000,000 to $3,000,000,000 pursuant to the terms of the Reinsurance Agreement. On September 27, 2006, the Company and First Colony agreed to waive the thirty days prior written notice as stated in the Reinsurance Agreement and agreed to increase the Maximum Program Size to $3,000,000,000 effective as of September 25, 2006.

The Reinsurance Agreement will remain in force as long as any of the reinsured funding agreements remain outstanding. The Reinsurance Agreement will terminate with respect to new funding agreements once the Maximum Program Size ($3,000,000,000) has been reached. The Company may, at its option upon ninety days prior notice to First Colony, cease reinsuring new funding agreements under the Reinsurance Agreement. In addition, as disclosed in the Company’s Current Report on Form 8-K filed on July 7, 2006, the Company is seeking regulatory approval for the mergers of Federal Home Life Insurance Company and First Colony into the Company (the “Proposed Mergers”). On September 19, 2006, the Company received conditional regulatory approval of the Proposed Mergers. Conditional regulatory approval does not obligate the Company to consummate the Proposed Mergers or guarantee that the Proposed Mergers will occur. Should these Proposed Mergers be consummated, the anticipated effective date is January 1, 2007. Upon consummation of the Proposed Mergers, the Reinsurance Agreement will no longer exist.

Item 9.01 Financial Statements and Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Notice dated September 25, 2006 from First Colony Life Insurance Company stating its intent to increase the Maximum Program Size to $3,000,000,000 pursuant to the terms of the Reinsurance Agreement

10.2	Letter dated September 27, 2006 acknowledging agreement between Genworth Life and Annuity Insurance Company and First Colony Life Insurance Company waiving the thirty days prior written notice and increasing the Maximum Program Size to $3,000,000,000 pursuant to the terms of the Reinsurance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

	By:	/s/ J. Kevin Helmintoller
Date: September 29, 2006		J. Kevin Helmintoller
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Notice dated September 25, 2006 from First Colony Life Insurance Company stating its intent to increase the Maximum Program Size to $3,000,000,000 pursuant to the terms of the Reinsurance Agreement

10.2	Letter dated September 27, 2006 acknowledging agreement between Genworth Life and Annuity Insurance Company and First Colony Life Insurance Company waiving the thirty days prior written notice and increasing the Maximum Program Size to $3,000,000,000 pursuant to the terms of the Reinsurance Agreement